Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-212404) of Nivalis Therapeutics, Inc.,

(2)

Registration Statement (Form S-8 No. 333-205220) pertaining to the 2012 Stock Incentive Plan of N30 Pharmaceuticals, Inc., 2015 Equity Incentive Plan of Nivalis Therapeutics, Inc. and Employee Stock Purchase Plan of Nivalis Therapeutics, Inc.,

(3)	Registration Statement (Form S-8 No. 333-211197) pertaining to the Employment Inducement Awards of Nivalis Therapeutics, Inc.,

(4)	Registration Statement (Post-Effective Amendment No. 1 on Form S-8 to Form S-4 No. 333-218134) pertaining to the Amended and Restated 2015 Stock Plan of Alpine Immune Sciences, Inc., as amended,

of our report dated March 28, 2018, with respect to the consolidated financial statements of Alpine Immune Sciences, Inc., included in this Annual Report (Form 10-K) of Alpine Immune Sciences, Inc. for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Seattle, Washington

March 28, 2018